                                     POWER OF ATTORNEY

      The undersigned hereby constitutes and appoints each of Lagan Srivastava and
Thomas J. Fuccillo, signing singly, with full power of substitution and resubstitution, the undersigned's true and lawful attorney-in-fact to:

      1.  execute for and on behalf of the undersigned, in the undersigned's capacity as a Section 16 reporting person of the applicable registered investment companies attached hereto as Schedule A, as amended from time to time, each, a Trust and, collectively, the Trusts, Form ID and Forms 3, 4, and 5 in accordance with
          Section 16 of the Securities Exchange Act of 1934 and the rules thereunder;

      2.  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

      3.  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exes revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Trust assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by any Trust, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of September, 2008.

/s/ Albert Pisano
Signature

Albert Pisano, S.V.P. & Chief Compliance Officer
Print Name and Title

                                    SCHEDULE A

1.    NFJ DIVIDEND, INTEREST & PREMIUM STRATEGY FUND               NFJ
2.    NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND                 NCV
3.    NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND II              NCZ
4.    NICHOLAS-APPLEGATE EQUITY & CONVERTIBLE INCOME
      FUND                                                         NIE
5.    NICHOLAS-APPLEGATE GLOBAL EQUITY & CONVERTIBLE
      INCOME FUND                                                  NGZ
6.    NICHOLAS-APPLEGATE INTERNATIONAL & PREMIUM
      STRATEGY FUND                                                NAI
7.    PCM FUND, INC.                                               PCM
8.    PIMCO CALIFORNIA MUNICIPAL INCOME FUND                       PCQ
9.    PIMCO CALIFORNIA MUNICIPAL INCOME FUND II                    PCK
10.   PIMCO CALIFORNIA MUNICIPAL INCOME FUND III                   PZC
11.   PIMCO CORPORATE INCOME FUND                                  PCN
12.   PIMCO CORPORATE OPPORTUNITY FUND                             PTY
13.   PIMCO FLOATING RATE INCOME FUND                              PFL
14.   PIMCO FLOATING RATE STRATEGY FUND                            PFN
15.   PIMCO GLOBAL STOCKSPLUS & INCOME FUND                        PGP
16.   PIMCO HIGH INCOME FUND                                       PHK
17.   PIMCO INCOME OPPORTUNITY FUND                                PKO
18.   PIMCO MUNICIPAL ADVANTAGE FUND INC.                          MAF
19.   PIMCO MUNICIPAL INCOME FUND                                  PMF
20.   PIMCO MUNICIPAL INCOME FUND II                               PML
21.   PIMCO MUNICIPAL INCOME FUND III                              PMX
22.   PIMCO NEW YORK MUNICIPAL INCOME FUND                         PNF
23.   PIMCO NEW YORK MUNICIPAL INCOME FUND II                      PNI
24.   PIMCO NEW YORK MUNICIPAL INCOME FUND III                     PYN
25.   PIMCO STRATEGIC GLOBAL GOVERNMENT FUND INC.                  RCS